As filed with the Securities and Exchange Commission on May 4, 2009

Registration No. 333-156417

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

YADKIN VALLEY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	6022	20-4495993
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

209 North Bridge Street

Elkin, North Carolina 28621

(336) 526-6300

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

William A. Long

President and Chief Executive Officer

Yadkin Valley Financial Corporation

209 North Bridge Street

Elkin, North Carolina 28621

(336) 526-6300

(Name, address, including zip code, and telephone number,

including area code of agent for service)

Copies to:

Neil E. Grayson, Esq.

Nelson Mullins Riley & Scarborough LLP

Poinsett Plaza, Suite 900

104 South Main Street

Greenville, South Carolina  29601

(864) 250-2235

Approximate date of commencement of the proposed sale to the public: As soon as practicable after the effectiveness of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-156417

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock	95,931	(2)	$639,860	$36.00

(1)                                 Represents the number of additional shares of common stock, $1.00 par value, of the registrant, Yadkin Valley Financial Corporation, that may be issued in connection with the merger of American Community Bancshares Inc., a North Carolina corporation, with and into the registrant, as described in the registration statement on Form S-4 (File No. 333-156417), which became effective on January 16, 2009.  In connection with the filing of that registration statement, the issuance of 4,507,667 shares of common stock of the registrant was registered with the Securities and Exchange Commission and a fee of $1,078.16 was paid.  The registrant now anticipates that up to 4,603,598 shares of its common stock may be issued in the merger.

(2)                                 Not Applicable

(3)                                 In accordance with Rules 457(c) and 457(f) under the Securities Act of 1933, the registration fee is based on the average of the high and low sales prices of the registrant’s common stock reported on the Nasdaq Capital Market as of April 21, 2009 ($6.67), and computed based on the number of additional shares of common stock of the registrant to be registered by this registration statement.

EXPLANATORY NOTE

Pursuant to its Registration Statement on Form S-4 (File No. 333-156417) declared effective on January 16, 2009, Yadkin Valley Financial Corporation registered the issuance of 4,507,667 shares of common stock , par value $1.00 per share, and paid a fee of $1,078.16.  Yadkin Valley is filing this Registration Statement on Form S-4 pursuant to General Instruction K to Form S-4 and Rule 462(b) of the Securities Act of 1933, solely to register 95,931 additional shares of Yadkin Valley common stock for issuance in connection with the consummation of the merger of American Community Bancshares, Inc., with and into Yadkin Valley.  The maximum number of shares of common stock that may be issued as a result of the merger is expected to be 4,603,598.

INCORPORATION BY REFERENCE

In accordance with General Instruction K of Form S-4, the contents of the prior registration statement on Form S-4 (File No. 333-156417), including all amendments, supplements and exhibits thereto and any information incorporated by reference therein, are hereby incorporated by reference into this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elkin, North Carolina, on May 1, 2009.

YADKIN VALLEY FINANCIAL CORPORATION

By:	/s/ William A. Long
William A. Long
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints jointly and severally, William A. Long and Edwin E. Laws, and each of them acting individually, their respective attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of such attorneys-in-fact, or their respective substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	CAPACITY	DATE

Signature	Title	Date

/S/ J. T. ALEXANDER, JR.		May 1, 2009
J. T. Alexander, Jr.	Director

/S/ RALPH L. BENTLEY		May 1, 2009
Ralph L. Bentley	Director

/S/ NOLAN G. BROWN		May 1, 2009
Nolan G. Brown	Director

/S/ FAYE B. COOPER		May 1, 2009
Faye B. Cooper	Director

Harry M. Davis	Director

/S/ THOMAS J. HALL		May 1, 2009
Thomas J. Hall	Director

James A. Harrell, Jr.	Director

/S/ LARRY S. HELMS		May 1, 2009
Larry S. Helms	Director

/S/ RANDY P. HELTON		May 1, 2009
Randy P. Helton	Director

Signature	Title	Date

/S/ DAN HILL, III		May 1, 2009
Dan Hill, III	Director

/S/ EDWIN E. LAWS		May 1, 2009
Edwin E. Laws	Chief Financial Officer

/S/ WILLIAM A. LONG		May 1, 2009
William A. Long	President, Chief Executive Officer, and Director

Peter A. Pappas	Director

/S/ JAMES L. POINDEXTER		May 1, 2009
James L. Poindexter	Director

/S/ MORRIS SHAMBLEY		May 1, 2009
Morris Shambley	Director

/S/ ALLISON J. SMITH		May 1, 2009
Allison J. Smith	Director

James N. Smoak	Director

/S/ HARRY C. SPELL		May 1, 2009
Harry C. Spell	Director

/S/ C. KENNETH WILCOX		May 1, 2009
C. Kenneth Wilcox	Director

Exhibit Index

Exhibit Number	Description of Exhibit

2.1

Agreement and Plan of Merger by and between Yadkin Valley Financial Corporation and American Community Bancshares, Inc. dated as of September 9, 2008 (included as Appendix A to the Joint Proxy Statement/Prospectus).*

5.1	Opinion of Nelson Mullins Riley & Scarborough LLP regarding the legality of securities being registered (filed herewith).

8.1	Tax Opinion of Nelson Mullins Riley & Scarborough LLP.*

23.1	Consent of Dixon Hughes PLLC (filed herewith).

23.2	Consent of Dixon Hughes PLLC (filed herewith).

23.3	Consent of Nelson Mullins Riley & Scarborough LLP (included with Exhibit 5.1 hereto).

23.4	Consent of Nelson Mullins Riley & Scarborough LLP (included with Exhibit 8.1 hereto).

23.5	Consent of The McColl Group, LLC.*

23.6	Consent of Gaeta & Eveson, P.A.*

24.	Power of Attorney (contained on the signature page hereof).

*  Incorporated by reference to the Registration Statement on Form S-4 of First Yadkin Valley Financial Corporation filed December 23, 2008.